UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 9, 2006

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

At the annual meeting of the shareholders of The Gap, Inc. (the “Company”) on May 9, 2006, the shareholders approved the Company’s 2006 Long-Term Incentive Plan, formerly the 1996 Stock Option and Award Plan, (the “Plan”) as adopted by the Company’s Board of Directors on January 24, 2006. The Plan amends and restates the Company’s 1996 Stock Option and Award Plan approved by the shareholders at the 2003 annual meeting of the shareholders. A copy of the Plan was attached as Appendix B to the Company’s definitive proxy statement and is incorporated herein.

As noted in the Company’s Form 8-K dated March 20, 2006, the Board of Directors of the Company approved certain changes to the nonemployee director compensation effective May 2006, subject to shareholder approval of the Plan at the Annual Meeting of Shareholders on May 9, 2006. A summary description of the nonemployee director compensation effective May 2006 was attached to that filing and is incorporated herein.

Item 9.01	Financial Statements and Exhibits

10.1	2006 Long-Term Incentive Plan, filed as Appendix B to Registrant’s definitive proxy statement for its annual meeting of stockholders held on May 9, 2006, Commission File No. 1-7562

10.2	Summary of Nonemployee Director Compensation effective May 2006, filed as Exhibit 10.6 to Registrant’s Form 8-K on March 23, 2006, Commission File No. 1-7562.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: May 9, 2006	By:	/s/ Byron H. Pollitt, Jr.
Byron H. Pollitt, Jr.
Executive Vice President and Chief Financial Officer